UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AlloVir, Inc.

P.O. Box 44
1661 Massachusetts Avenue
Lexington, MA 02420
(Address of principal executive offices, including zip code)

(617) 433-2605

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALVR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 7, 2024, AlloVir, Inc., a Delaware corporation (“AlloVir”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AlloVir, Aurora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AlloVir (“Merger Sub”), and Kalaris Therapeutics, Inc. (“Kalaris”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Kalaris (the “Merger”), with Kalaris continuing as a wholly owned subsidiary of AlloVir and the surviving corporation of the Merger. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each share of Kalaris common stock, par value $0.00001 per share (“Kalaris Common Stock”), issued and outstanding (after giving effect to the Kalaris Preferred Stock Conversion (as defined below)) (other than shares of Kalaris Common Stock (i) held as treasury stock, (ii) owned, directly or indirectly, by AlloVir or Merger Sub immediately prior to the Effective Time or (iii) as to which appraisal rights have been properly exercised in accordance with Delaware law) will be converted into and become exchangeable for the right to receive a number of shares of AlloVir’s common stock, par value $0.0001 per share (“AlloVir Common Stock”), based on a ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”) and (b) all of Kalaris’ preferred stock, par value $0.00001 per share, will be converted into Kalaris Common Stock in accordance with, and pursuant to the terms and conditions of the organizational documents of Kalaris (the “Kalaris Preferred Stock Conversion”).

At the Effective Time, subject to the terms and conditions of the Merger Agreement, (a) each award of restricted shares of Kalaris Common Stock that is unvested and outstanding will be converted into and become exchangeable for the right to receive a number of restricted shares of AlloVir Common Stock based on the Exchange Ratio and (b) each outstanding option to purchase shares of Kalaris Common Stock granted by Kalaris under its 2019 Equity Incentive Plan, as amended, will be converted into an option to acquire a number of shares of AlloVir Common Stock based on the Exchange Ratio.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger (the “Closing”), on a pro forma basis and based upon the number of shares of AlloVir Common Stock expected to be issued in the Merger, pre-Merger Kalaris stockholders will own approximately 74.95% of the combined company and pre-Merger AlloVir stockholders will own approximately 25.05% of the combined company, in each case, on a fully-diluted basis (prior to giving effect to the Bridge Financing (as defined below) and excluding any shares reserved for future equity awards granted in connection with the Merger). Under certain circumstances, as described below, the ownership percentages may be adjusted upward or downward based on the level of AlloVir’s net cash at the Closing.

The Exchange Ratio assumes (a) a valuation for AlloVir of $116.0 million, which is subject to adjustment to the extent that AlloVir’s net cash at Closing is above or below $100.0 million by more than $1.0 million, in which case the valuation for AlloVir will be adjusted (up or down, as applicable) on a dollar-for-dollar basis by the difference of (i) AlloVir’s net cash at Closing and (ii) $100.0 million, and (b) a valuation for Kalaris of $347.0 million.

Each unexercised and outstanding AlloVir stock option with an exercise price per share equal to or greater than $4.00 will be cancelled for no consideration and all other unexpired, unexercised and unvested AlloVir stock options will accelerate in full as of immediately prior to the Effective Time. Further, the vesting of each outstanding and unvested AlloVir restricted stock unit will accelerate in full as of immediately prior to the Effective Time and each outstanding and unsettled AlloVir restricted stock unit will be settled in shares of AlloVir Common Stock.

Pursuant to the Merger Agreement, Kalaris is permitted to enter into a series of financings to fund its operations prior to the Closing in an amount not to exceed $15.0 million in the aggregate on a post-money basis (such financings, the “Bridge Financing”), with $7.5 million to be provided by AlloVir and up to $7.5 million to be provided by existing Kalaris stockholders.

In connection with the Merger, AlloVir plans to seek the approval of its stockholders to, among other things, (a) issue the shares of AlloVir Common Stock issuable in connection with the Merger pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (b) amend its third amended and restated certificate of incorporation, as amended, to effect a reverse stock split of AlloVir Common Stock, at a reverse stock split ratio to be mutually agreed to by AlloVir and Kalaris and (c) amend certain terms of AlloVir’s equity incentive plan (the “Equity Plan Proposal”) as described in the Merger Agreement (collectively, the “AlloVir Voting Proposals”).

Each of AlloVir and Kalaris has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) obtaining the requisite approval of their respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the Closing, (4) AlloVir maintaining the existing listing of the AlloVir Common Stock on Nasdaq and causing the shares of AlloVir Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the Closing and (5) AlloVir filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of AlloVir Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) approval by AlloVir stockholders of the AlloVir Voting Proposals, other than the Equity Plan Proposal, (ii) approval by the requisite Kalaris stockholders of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, (iii) the waiting period under the U.S. Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, (iv) Nasdaq’s approval of the listing of the shares of AlloVir Common Stock to be issued in connection with the Merger, (v) the effectiveness of the Registration Statement, (vi) AlloVir’s net cash at Closing being no less than $95,000,000, (vii) the Lock-Up Agreements (as defined below) continuing to be in full force and effect as of immediately following the Effective Time, (viii) the effectuation by Kalaris of the Kalaris Preferred Stock Conversion and (ix) the absence of any indebtedness for borrowed money of Kalaris, subject to certain exceptions. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing.

The Merger Agreement contains certain termination rights of each of AlloVir and Kalaris. Upon termination of the Merger Agreement under specified circumstances, AlloVir may be required to pay Kalaris a termination fee of $3,480,000, and in certain other circumstances, Kalaris may be required to pay AlloVir a termination fee of $10,410,000.

At the Effective Time, the board of directors of AlloVir is expected to consist of nine members, six of whom will be designated by Kalaris, two of whom will be designated by AlloVir and one of whom will be mutually agreed upon by AlloVir and Kalaris.

Support Agreements and Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, (i) certain stockholders of Kalaris (solely in their respective capacities as Kalaris stockholders) holding approximately 87.4% of the outstanding shares of Kalaris capital stock entered into support agreements with AlloVir and Kalaris to vote all of their shares of Kalaris capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the “Kalaris Support Agreements”) and (ii) certain stockholders of AlloVir holding approximately 29.4% of the outstanding shares of AlloVir Common Stock have entered into support agreements with AlloVir and Kalaris to vote all of their shares of AlloVir Common Stock in favor of the AlloVir Voting Proposals.

Concurrently and in connection with the execution of the Merger Agreement, certain executive officers, directors and stockholders of AlloVir and Kalaris have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of AlloVir Common Stock for the 180-day period following the Closing.

The preceding summaries of the Merger Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of AlloVir Support Agreement, the form of Kalaris Support Agreement, and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about AlloVir or Kalaris or to modify or supplement any factual disclosures about AlloVir in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of AlloVir, Kalaris, and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of AlloVir, Kalaris or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2024, AlloVir and Kalaris issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by AlloVir and Kalaris in connection with the Merger.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed merger by and between AlloVir and Kalaris; the combined company’s listing on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company; expectations regarding the structure, timing and completion of any bridge financing, including investment amounts from investors; the anticipated timing of the closing; the expected executive officers and directors of the combined company; timing of closing, expected proceeds and impact on ownership structure; each company’s and the combined company’s expected cash position at the closing and cash runway of the combined company following the proposed merger and any bridge financing; the future operations of the combined company, including research and development activities; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company, including expectations around market exclusivity and intellectual property protection; the location of the combined company’s corporate headquarters; anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first made, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting AlloVir, Kalaris, the proposed merger or any bridge financing will be those that have been anticipated.

Forward-looking statements are subject to a number of important risks and uncertainties, many of which involve factors or circumstances that are beyond AlloVir’s and Kalaris’ control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing are not satisfied, including the failure to timely obtain stockholder approval for the proposed merger from both AlloVir’s and Kalaris’ stockholders, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of AlloVir and Kalaris to consummate the proposed merger; (iii) risks related to AlloVir’s continued listing on Nasdaq until closing of the proposed merger; (iv) risks related to AlloVir’s and Kalaris’ ability to manage their operating expenses and their expenses associated with the proposed merger pending the closing, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (vii) the risk that as a result of adjustments to the exchange ratio, AlloVir stockholders and Kalaris stockholders could own more or less of the combined company than is currently anticipated; (viii) risks related to the market price of AlloVir’s common stock relative to the value suggested by the exchange ratio; (ix) unexpected costs, charges or expenses resulting from the proposed merger; (x) competitive responses to the proposed merger; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (xii) the uncertainties associated with Kalaris’ product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; (xiii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates; (xiv) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xv) risks related to the failure to realize any value from product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xvi) the ability to obtain, maintain, and protect intellectual property rights related to product candidates; (xvii) changes in regulatory requirements and government incentives; (xviii) competition; (xix) risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the proposed merger, including with respect to future financial and operating results; (xx) the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of AlloVir or the combined company, harm the combined company’s business and may not be sufficient for insurance coverage to cover all costs and damages; and (xxi) the risk that any bridge financing is not consummated prior to the closing, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in AlloVir’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in other filings that AlloVir makes and will make with the SEC in connection with the proposed merger, including the Form S-4 and Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Each of AlloVir and Kalaris expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by law. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in AlloVir or Kalaris.

No Offer or Solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities nor a solicitation of any vote or approval with respect to the proposed merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication relates to the proposed merger involving AlloVir and Kalaris and may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, AlloVir intends to file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that AlloVir may file with the SEC and or send to AlloVir’s stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF ALLOVIR ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALLOVIR, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by AlloVir with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by AlloVir with the SEC will also be available free of charge on AlloVir’s website at www.allovir.com, or by contacting AlloVir’s Investor Relations at ir@allovir.com.

Participants in the Solicitation

AlloVir, Kalaris, and their respective directors and certain of their executive officers and other members of management may be considered participants in the solicitation of proxies from AlloVir’s stockholders with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of AlloVir is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 15, 2024, subsequent Quarterly Reports on Form 10-Q , the definitive proxy statement for AlloVir’s 2024 annual meeting of stockholders, which was filed with the SEC on April 23, 2024 and other documents that may be filed from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations, including about the directors and executive officers of Kalaris, and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of November 7 2024, by and among AlloVir, Inc., Aurora Merger Sub, Inc. and Kalaris Therapeutics, Inc.

10.1	Form of AlloVir Support Agreement

10.2	Form of Kalaris Support Agreement

10.3	Form of Lock-Up Agreement

99.1	Joint Press Release, issued on November 8, 2024

99.2	Investor Presentation, dated November 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlloVir, Inc.

Date: November 8, 2024	By:	/s/ Diana Brainard
Diana Brainard
Chief Executive Officer